NEWS FOR IMMEDIATE RELEASE

April 25, 2012                                                                           For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer

or

Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Increased Earnings

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced increased earnings for the first quarter ended March 31, 2012.

Net income for the three months ended March 31, 2012 was $12.0 million compared to $10.2 million for the first quarter of 2011, representing an increase of 17.1%, while diluted earnings per share were $0.45, compared to $0.39 per share for the first quarter of 2011, representing an increase of 15.4%.  The increased earnings improved the return on average assets by 10 basis points from the first quarter of last year to 0.87% and the return on average equity grew by 73 basis points to 7.54%.

Mr. Limbert commented, “We are very pleased with the results of the first quarter, reflecting one of our best quarters since the recession.  Our improved earnings have provided WesBanco with the opportunity to again increase the dividend to our shareholders.  During the past five quarters we have increased the dividend by 21%.”

“WesBanco has enhanced the overall quality of the portfolio.  The quality improvement accelerated in the first quarter of 2012 as net charge-offs decreased 20.3% compared to the first quarter of 2011 and 33.3% compared to the fourth quarter of 2011.  In the last twelve months classified and criticized loans decreased 23.4%, non-performing loans decreased by 15.8% and accruing delinquencies decreased 33.3%.  This quarter, all of these measures of credit quality were at their lowest level in the last five quarters.  The improved credit quality reduced the provision for credit losses by 22.9% compared to the first quarter of 2011. WesBanco has been willing to work with customers through difficult times.  It is gratifying to see our customers’ financial position improve as our overall economy improves.”

Net Interest Income

Net interest income increased $0.4 million or 0.9% in the first quarter compared to the first quarter of 2011.  This increase was due to an increase in average earning assets of $152.3 million or 3.2%.  Primarily through balance sheet management strategies, WesBanco was able to increase net interest income in spite of the low interest rate environment. In addition, cost of funds continued to improve due to lower offered rates on maturing certificates of deposit, an increase in balances of lower-cost products and lower balances of higher cost FHLB borrowings reduced through scheduled maturities. The net interest margin was relatively unchanged in the first quarter compared to the fourth quarter of 2011, but declined by 10 basis points compared to the first quarter of 2011 as the low interest rate environment resulted in reduced rates earned on the securities and loan portfolios.

Provision and Allowance for Credit Losses

Net charge-offs for the first quarter decreased $1.7 million compared to the first quarter of 2011 and $3.3 million compared to the fourth quarter of 2011.  Significant improvement was achieved in all major credit quality metrics in the current quarter.  The decline in net charge-offs and improvements in credit quality resulted in a decrease in the provision for credit losses of $1.8 million for the first quarter of 2012 compared to the same quarter of 2011, and a decrease of $3.4 million compared to the fourth quarter of 2011.

Classified and criticized loans decreased $72.5 million from March 31, 2011, and $21.1 million in the first quarter of 2012 compared to the fourth quarter of 2011.   Total non-performing loans at March 31, 2012 decreased $15.2 million from

March 31, 2011, and $5.9 million from December 31, 2011.  The decreases over the previous twelve months were attributable to principal reductions, orderly exits of certain loans, and charge-offs.  Loans past due 30 days or more and accruing interest at March 31, 2012 decreased $9.1 million compared to March 31, 2011.

The improvement in credit quality resulted in the strengthening of coverage ratios while also supporting the lower provision for credit losses in the current quarter.  The allowance for loan losses to non-performing loans, and the allowance for loan losses to the total of non-performing loans and loans past due, were both at their highest levels in the last five quarters.

Non-Interest Income and Non-Interest Expense

Non-interest income increased $0.8 million or 5.6% as compared to the first quarter of 2011.  This increase was principally due to a $0.5 million increase in electronic banking fees due to increased transaction volume and a $0.6 million improvement in the net gain / (loss) on other real estate owned, partially offset by a $0.3 million decrease in net gains on sale of mortgage loans.  While mortgage loan originations increased from the prior year, WesBanco retained more loans with terms of 15 years or less for our portfolio resulting in the decline in gains on sale of mortgage loans.  Non-interest expense was nearly unchanged in the first quarter as compared to the first quarter of 2011.  Reduced FDIC insurance of $0.6 million, due to a new calculation by the FDIC effective in April of 2011, and reductions in many other expense categories were offset by increased salaries and wages due to routine annual adjustments to compensation and increased pension plan expense.

Financial Condition

Total assets at March 31, 2012 increased 4.3% or $231.8 million in the last twelve months and 1.2% from the prior year-end primarily from increased investments in securities, funded by increases in deposits.  Loan production increased 62% in the first quarter of 2012 compared to the first quarter of 2011.  However, the low interest rate environment and continued competition for high quality credits resulted in payoffs of certain performing loans and pay-downs on commercial lines of credit.  As a result, portfolio loans at March 31, 2012 decreased slightly over the previous twelve months.

WesBanco continued to strengthen its regulatory capital ratios with tier I leverage at 8.81%, tier I risk-based capital at 12.89%, and total risk-based capital at 14.14%, all of which consistently improved over the last two years.  Both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators.  Total tangible equity to tangible assets (non-GAAP measure) was 6.76% at March 31, 2012, a 33 basis point increase from a year ago.  WesBanco increased its quarterly dividend to $0.15 per share in February 2011, to $0.16 per share in August 2011 and to $0.17 per share in February of 2012.

WesBanco is a multi-state bank holding company with total assets of approximately $5.6 billion, operating through 112 branch locations and 121 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2011 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, Financial Institution Regulatory Authority, Municipal Securities Rulemaking Board, Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 3
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended
STATEMENT OF INCOME	March 31,
Interest and dividend income	2012	2011	% Change
Loans, including fees	$ 41,964	$ 44,348	(5.38%)
Interest and dividends on securities:
Taxable	8,590	8,708	(1.36%)
Tax-exempt	3,079	2,986	3.11%
Total interest and dividends on securities	11,669	11,694	(0.21%)
Other interest income	47	56	(16.07%)
Total interest and dividend income	53,680	56,098	(4.31%)
Interest Expense
Interest bearing demand deposits	405	632	(35.92%)
Money market deposits	742	1,443	(48.58%)
Savings deposits	295	488	(39.55%)
Certificates of deposit	6,979	8,050	(13.30%)
Total interest expense on deposits	8,421	10,613	(20.65%)
Federal Home Loan Bank borrowings	1,377	2,026	(32.03%)
Other short-term borrowings	1,178	1,182	(0.34%)
Junior subordinated debt owed to unconsolidated subsidiary trusts	874	801	9.11%
Total interest expense	11,850	14,622	(18.96%)
Net interest income	41,830	41,476	0.85%
Provision for credit losses	6,202	8,041	(22.87%)
Net interest income after provision for credit losses	35,628	33,435	6.56%
Non-interest income
Trust fees	4,753	4,762	(0.19%)
Service charges on deposits	3,993	4,222	(5.42%)
Electronic banking fees	2,763	2,284	20.97%
Net securities brokerage revenue	1,075	1,096	(1.92%)
Bank-owned life insurance	880	895	(1.68%)
Net gains on sales of mortgage loans	268	582	(53.95%)
Net securities gains	100	17	488.24%
Net gain /(loss) on other real estate owned and other assets	32	(545)	105.87%
Other income	1,458	1,191	22.42%
Total non-interest income	15,322	14,504	5.64%
Non-interest expense
Salaries and wages	14,315	13,653	4.85%
Employee benefits	5,618	5,156	8.96%
Net occupancy	2,776	2,921	(4.96%)
Equipment	2,174	2,300	(5.48%)
Marketing	771	1,005	(23.28%)
FDIC insurance	1,045	1,654	(36.82%)
Amortization of intangible assets	537	618	(13.11%)
Other operating expenses	8,429	8,184	2.99%
Total non-interest expense	35,665	35,491	0.49%
Income before provision for income taxes	15,285	12,448	22.79%
Provision for income taxes	3,295	2,208	49.23%
Net income	$ 11,990	$ 10,240	17.09%

Taxable equivalent net interest income	$ 43,488	$ 43,084	0.94%

Per common share data
Net income per common share - basic	$ 0.45	$ 0.39	15.38%
Net income per common share - diluted	$ 0.45	$ 0.39	15.38%
Dividends declared	$ 0.17	$ 0.15	13.33%
Book value (period end)	$ 24.11	$ 23.01	4.78%
Tangible book value (period end) (1)	$ 13.50	$ 12.30	9.76%
Average common shares outstanding - basic	26,628,025	26,589,013	0.15%
Average common shares outstanding - diluted	26,631,187	26,590,410	0.15%
Period end common shares outstanding	26,627,689	26,593,510	0.13%

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands)

Selected ratios
	For the Three Months Ended
	March 31,
	2012	2011	% Change

Return on average assets	0.87%	0.77%	12.99%
Return on average equity	7.54	6.81	10.72
Return on average tangible equity (1)	13.93	13.29	4.82
Yield on earning assets (2)	4.54	4.92	(7.72)
Cost of interest bearing liabilities	1.14	1.44	(20.83)
Net interest spread (2)	3.40	3.47	(2.02)
Net interest margin (2)	3.57	3.67	(2.72)
Efficiency (2)	60.64	61.63	(1.61)
Average loans to average deposits	73.88	78.08	(5.38)
Annualized net loan charge-offs/average loans	0.82	1.03	(20.39)
Effective income tax rate	21.56	17.74	21.53

	For the Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2012	2011	2011	2011	2011

Return on average assets	0.87%	0.77%	0.80%	0.88%	0.77%
Return on average equity	7.54	6.61	6.92	7.71	6.81
Return on average tangible equity (1)	13.93	12.31	13.03	14.73	13.29
Yield on earning assets (2)	4.54	4.61	4.78	4.90	4.92
Cost of interest bearing liabilities	1.14	1.22	1.28	1.35	1.44
Net interest spread (2)	3.40	3.39	3.50	3.55	3.47
Net interest margin (2)	3.57	3.56	3.67	3.73	3.67
Efficiency (2)	60.64	59.81	56.84	59.79	61.63
Average loans to average deposits	73.88	74.31	76.55	76.47	78.08
Annualized net loan charge-offs/average loans	0.82	1.22	2.11	0.85	1.03
Effective income tax rate	21.56	15.42	15.65	23.43	17.74
Trust Assets, market value at period end	$ 3,164,235	$ 2,973,352	$ 2,789,218	$ 3,029,320	$ 3,061,907

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 5
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	March 31,			December 31,	December 31, 2011
Assets	2012	2011	% Change	2011	to March 31, 2012
Cash and due from banks	$ 152,817	$ 83,364	83.31%	$ 129,396	18.10%
Due from banks - interest bearing	4,426	13,712	(67.72)	10,929	(59.50)
Securities:
Available-for-sale, at fair value	1,087,836	935,600	16.27	1,016,340	7.03
Held-to-maturity (fair values of $608,186; $531,581 and $621,472, respectively)	577,923	531,284	8.78	592,925	(2.53)
Total securities	1,665,759	1,466,884	13.56	1,609,265	3.51
Loans held for sale	8,611	4,087	110.69	6,084	41.54
Portfolio Loans:
Commercial real estate	1,675,341	1,740,900	(3.77)	1,685,565	(0.61)
Commercial and industrial	410,369	407,267	0.76	426,315	(3.74)
Residential real estate	637,879	597,267	6.80	621,383	2.65
Home equity	250,757	248,203	1.03	251,785	(0.41)
Consumer	249,351	249,607	(0.10)	254,320	(1.95)
Total portfolio loans, net of unearned income	3,223,697	3,243,244	(0.60)	3,239,368	(0.48)
Allowance for loan losses	(54,395)	(61,440)	11.47	(54,810)	0.76
Net portfolio loans	3,169,302	3,181,804	(0.39)	3,184,558	(0.48)
Premises and equipment, net	81,592	84,952	(3.96)	82,204	(0.74)
Accrued interest receivable	19,501	21,599	(9.71)	19,268	1.21
Goodwill and other intangible assets, net	282,612	284,941	(0.82)	283,150	(0.19)
Bank-owned life insurance	110,954	107,397	3.31	110,074	0.80
Other assets	105,069	120,112	(12.52)	101,102	3.92
Total Assets	$ 5,600,643	$ 5,368,852	4.32%	$ 5,536,030	1.17%

Liabilities
Deposits:
Non-interest bearing demand	$ 749,733	$ 611,496	22.61%	$ 705,415	6.28%
Interest bearing demand	706,117	613,871	15.03	698,114	1.15
Money market	825,577	785,100	5.16	789,036	4.63
Savings deposits	633,504	558,800	13.37	596,549	6.19
Certificates of deposit	1,558,926	1,642,942	(5.11)	1,604,752	(2.86)
Total deposits	4,473,857	4,212,209	6.21	4,393,866	1.82
Federal Home Loan Bank borrowings	147,913	232,247	(36.31)	168,186	(12.05)
Other short-term borrowings	187,632	168,014	11.68	196,887	(4.70)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,074	106,042	0.03	106,066	0.01
Total borrowings	441,619	506,303	(12.78)	471,139	(6.27)
Accrued interest payable	5,007	6,035	(17.03)	4,975	0.64
Other liabilities	38,159	32,327	18.04	32,260	18.29
Total liabilities	4,958,642	4,756,874	4.24	4,902,240	1.15

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
26,633,848 shares issued; 26,627,689 shares, 26,593,510
shares and 26,629,360 shares outstanding, respectively	55,487	55,487	-	55,487	-
Capital surplus	191,891	191,919	(0.01)	191,679	0.11
Retained earnings	396,281	367,766	7.75	388,818	1.92
Treasury stock (6,159; 40,338 and 4,488 shares - at cost,
respectively)	(127)	(919)	86.18	(96)	(32.29)
Accumulated other comprehensive income	(326)	(1,101)	70.39	(902)	63.86
Deferred benefits for directors	(1,205)	(1,174)	(2.64)	(1,196)	(0.75)
Total Shareholders' Equity	642,001	611,978	4.91	633,790	1.30
Total Liabilities and Shareholders' Equity	$ 5,600,643	$ 5,368,852	4.32%	$ 5,536,030	1.17%

WESBANCO, INC.
Consolidated Selected Financial Highlights				Page 6
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended March 31,
	2012		2011
	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 44,389	0.19%	$ 53,396	0.15%
Loans, net of unearned income (1)	3,251,637	5.19%	3,264,097	5.51%
Securities: (2)
Taxable	1,269,255	2.71%	1,108,599	3.14%
Tax-exempt (3)	310,617	6.10%	291,747	6.30%
Total securities	1,579,872	3.37%	1,400,346	3.80%
Other earning assets	21,920	0.47%	27,650	0.52%
Total earning assets (3)	4,897,818	4.54%	4,745,489	4.92%
Other assets	651,344		617,876
Total Assets	$ 5,549,162		$ 5,363,365

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 702,418	0.23%	$ 591,292	0.43%
Money market accounts	790,181	0.38%	769,939	0.76%
Savings deposits	612,547	0.19%	542,593	0.36%
Certificates of deposit	1,587,353	1.77%	1,675,482	1.95%
Total interest bearing deposits	3,692,499	0.92%	3,579,306	1.20%
Federal Home Loan Bank borrowings	164,070	3.38%	240,144	3.42%
Other borrowings	200,232	2.37%	187,761	2.55%
Junior subordinated debt	106,070	3.31%	106,038	3.06%
Total interest bearing liabilities	4,162,871	1.14%	4,113,249	1.44%
Non-interest bearing demand deposits	708,570		601,270
Other liabilities	38,541		38,769
Shareholders' equity	639,180		610,077
Total Liabilities and Shareholders' Equity	$ 5,549,162		$ 5,363,365
Taxable equivalent net interest spread		3.40%		3.47%
Taxable equivalent net interest margin		3.57%		3.67%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $1.0 million and $0.9 million for the three months ended March 31, 2012 and 2011.
(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 7
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Interest income	2012	2011	2011	2011	2011
Loans, including fees	$ 41,964	$ 42,767	$ 44,191	$ 44,511	$ 44,348
Interest and dividends on securities:
Taxable	8,590	8,862	9,032	9,431	8,708
Tax-exempt	3,079	3,059	3,019	3,046	2,986
Total interest and dividends on securities	11,669	11,921	12,051	12,477	11,694
Other interest income	47	52	45	54	56
Total interest and dividend income	53,680	54,740	56,287	57,042	56,098
Interest Expense
Interest bearing demand deposits	405	487	462	579	632
Money market deposits	742	1,108	1,121	1,130	1,443
Savings deposits	295	337	332	349	488
Certificates of deposit	6,979	7,347	7,728	7,929	8,050
Total interest expense on deposits	8,421	9,279	9,643	9,987	10,613
Federal Home Loan Bank borrowings	1,377	1,456	1,714	2,003	2,026
Other short-term borrowings	1,178	1,232	1,220	1,188	1,182
Junior subordinated debt owed to unconsolidated subsidiary trusts	874	839	809	811	801
Total interest expense	11,850	12,806	13,386	13,989	14,622
Net interest income	41,830	41,934	42,901	43,053	41,476
Provision for credit losses	6,202	9,631	10,836	6,802	8,041
Net interest income after provision for credit losses	35,628	32,303	32,065	36,251	33,435
Non-interest income
Trust fees	4,753	4,198	3,941	4,272	4,762
Service charges on deposits	3,993	4,638	4,881	4,889	4,222
Electronic banking fees	2,763	2,603	2,679	2,523	2,284
Net securities brokerage revenue	1,075	1,048	1,182	1,088	1,096
Bank-owned life insurance	880	864	908	900	895
Net gains on sales of mortgage loans	268	679	327	389	582
Net securities gains	100	865	67	14	17
Net gain/(loss) on other real estate owned and other assets	32	(312)	(162)	(271)	(545)
Other income	1,458	1,185	776	1,212	1,191
Total non-interest income	15,322	15,768	14,599	15,016	14,504
Non-interest expense
Salaries and wages	14,315	14,633	14,427	13,959	13,653
Employee benefits	5,618	4,456	3,462	4,249	5,156
Net occupancy	2,776	2,805	3,068	2,461	2,921
Equipment	2,174	2,193	2,107	2,145	2,300
Marketing	771	1,281	1,214	1,642	1,005
FDIC insurance	1,045	1,008	1,091	1,015	1,654
Amortization of intangible assets	537	588	599	605	618
Other operating expenses	8,429	8,530	7,639	9,627	8,184
Total non-interest expense	35,665	35,494	33,607	35,703	35,491
Income before provision for income taxes	15,285	12,577	13,057	15,564	12,448
Provision for income taxes	3,295	1,940	2,044	3,646	2,208
Net income	$ 11,990	$ 10,637	$ 11,013	$ 11,918	$ 10,240

Taxable equivalent net interest income	$ 43,488	$ 43,581	$ 44,526	$ 44,693	$ 43,084

Per common share data
Net income per common share - basic	$ 0.45	$ 0.40	$ 0.41	$ 0.45	$ 0.39
Net income per common share - diluted	$ 0.45	$ 0.40	$ 0.41	$ 0.45	$ 0.39
Dividends declared	$ 0.17	$ 0.16	$ 0.16	$ 0.15	$ 0.15
Book value (period end)	$ 24.11	$ 23.80	$ 23.82	$ 23.40	$ 23.01
Tangible book value (period end) (1)	$ 13.50	$ 13.17	$ 13.17	$ 12.72	$ 12.30
Average common shares outstanding - basic	26,628,025	26,629,360	26,629,360	26,610,450	26,589,013
Average common shares outstanding - diluted	26,631,187	26,629,688	26,629,543	26,611,409	26,590,410
Period end common shares outstanding	26,627,689	26,629,360	26,629,360	26,629,360	26,593,510
Full time equivalent employees	1,371	1,368	1,377	1,406	1,376

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 8
(unaudited, dollars in thousands)
	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2012		2011		2011		2011		2011
Non-performing assets:
Troubled debt restructurings - accruing	$ 27,900		$ 29,411		$ 27,416		$ 36,437		$ 36,636
Non-accrual loans:
Troubled debt restructurings	16,935		17,287		16,312		17,632		13,153
Other non-accrual loans	36,139		40,205		40,505		44,409		46,418
Total non-accrual loans	53,074		57,492		56,817		62,041		59,571
Total non-performing loans	80,974		86,903		84,233		98,478		96,207
Other real estate and repossessed assets	3,178		3,029		4,687		5,012		5,554
Total non-performing assets	$ 84,152		$ 89,932		$ 88,920		$ 103,490		$ 101,761

Past due loans (1):
Loans past due 30-89 days	$ 15,034		$ 19,888		$ 23,658		$ 19,047		$ 22,367
Loans past due 90 days or more	3,146		5,135		6,401		6,732		4,869
Total past due loans	$ 18,180		$ 25,023		$ 30,059		$ 25,779		$ 27,236

Criticized and classified loans (2):
Criticized loans	$ 129,312		$ 141,195		$ 147,572		$ 169,162		$ 172,760
Classified loans	107,757		116,973		123,102		136,583		136,807
Total criticized and classified loans	$ 237,069		$ 258,168		$ 270,674		$ 305,745		$ 309,567

Loans past due 30-89 days / total loans	0.47%		0.61%		0.73%		0.58%		0.69%
Loans past due 90 days or more / total loans	0.10		0.16		0.20		0.21		0.15
Non-performing loans / total loans	2.51		2.68		2.60		3.02		2.97
Non-performing assets/total loans, other
real estate and repossessed assets	2.61		2.77		2.74		3.17		3.13
Criticized and classified loans / total loans	7.35		7.97		8.35		9.37		9.54

Allowance for loan losses
Allowance for loan losses	$ 54,395		$ 54,810		$ 55,098		$ 61,418		$ 61,440
Provision for credit losses	6,202		9,631		10,836		6,802		8,041
Net loan and deposit account overdraft charge-offs	6,617		9,921		17,392		6,877		8,298

Annualized net loan charge-offs /average loans	0.82%		1.22%		2.11%		0.85%		1.03%
Allowance for loan losses/total loans	1.69%		1.69%		1.70%		1.88%		1.89%
Allowance for loan losses/non-performing loans	0.67	x	0.63	x	0.65	x	0.62	x	0.64	x
Allowance for loan losses/non-performing loans and
loans past due	0.55	x	0.49	x	0.48	x	0.49	x	0.50	x

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
	2012		2011		2011		2011		2011
Capital ratios
Tier I leverage capital	8.81%		8.71%		8.69%		8.59%		8.53%
Tier I risk-based capital	12.89		12.68		12.49		12.35		12.23
Total risk-based capital	14.14		13.93		13.74		13.61		13.48
Average shareholders' equity to average assets	11.52		11.58		11.57		11.42		11.37
Tangible equity to tangible assets (3)	6.76		6.68		6.72		6.59		6.43

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES					Page 9
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands)	2012	2011	2011	2011	2011
Return on average tangible equity:
Net income (annualized)	$ 48,223	$ 42,201	$ 43,694	$ 47,805	$ 41,531
Plus: amortization of intangibles (annualized) (1)	1,405	1,516	1,545	1,577	1,629
Net income before amortization of intangibles (annualized)	49,628	43,717	45,239	49,382	43,159

Average total shareholders' equity	639,180	638,656	631,174	619,954	610,077
Less: average goodwill and other intangibles	(282,849)	(283,406)	(284,003)	(284,611)	(285,219)
Average tangible equity	356,331	355,250	347,171	335,343	324,858

Return on average tangible equity	13.93%	12.31%	13.03%	14.73%	13.29%

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2012	2011	2011	2011	2011
Tangible book value:
Total shareholders' equity	$ 642,001	$ 633,790	$ 634,402	$ 623,037	$ 611,978
Less: goodwill and other intangible assets	(282,612)	(283,150)	(283,737)	(284,336)	(284,941)
Tangible equity	359,389	350,640	350,665	338,701	327,037

Common shares outstanding	26,627,689	26,629,360	26,629,360	26,629,360	26,593,510

Tangible book value	$ 13.50	$ 13.17	$ 13.17	$ 12.72	$ 12.30

Tangible equity to tangible assets:
Total shareholders' equity	$ 642,001	$ 633,790	$ 634,402	$ 623,037	$ 611,978
Less: goodwill and other intangible assets	(282,612)	(283,150)	(283,737)	(284,336)	(284,941)
Tangible equity	359,389	350,640	350,665	338,701	327,037

Total assets	5,600,643	5,536,030	5,502,158	5,425,907	5,368,852
Less: goodwill and other intangible assets	(282,612)	(283,150)	(283,737)	(284,336)	(284,941)
Tangible assets	5,318,031	5,252,880	5,218,421	5,141,571	5,083,911

Tangible equity to tangible assets	6.76%	6.68%	6.72%	6.59%	6.43%

(1) Tax effected at 35%.